Exhibit 10.1

JOINDER AGREEMENT

This JOINDER (this “Joinder”) to the Lock-Up Agreement, dated as of September 15, 2025, by and among Boost Run Inc. (the “Company”) and the other parties identified therein (as the same has been and may be amended, supplemented or modified from time to time, the “Agreement”), is made and entered into as of May 8, 2026 (the “Joinder Date”), by the undersigned hereto (the “Investor”).

WHEREAS, the Investor desires to acknowledge that, upon execution of this Joinder and effective as of the Joinder Date, such Investor shall be party to, and bound by all of the terms and conditions of the Agreement; and

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound hereby, the parties to this Joinder agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

2.	Agreement to be Bound. The Investor hereby (a) acknowledges that the Investor has received and reviewed a complete copy of the Agreement and (b) agrees that upon execution of this Joinder, the Investor shall become a party to the Agreement and shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of the Agreement with all attendant rights, benefits, duties, restrictions and obligations stated therein as though an original party.

3.	Effectiveness. This Joinder shall take effect and shall become a part of the Agreement as of the Joinder Date immediately upon the execution hereof.

4.	Counterparts. This Joinder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of choice of law or conflicts of law to the extent that such principles would result in the application of the laws of another jurisdiction.

6.	Headings. The headings contained in this Joinder are for purposes of convenience only and shall not affect the meaning or interpretation of this Joinder.

IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date set forth above.

JOINING PARTY:

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